EXHIBIT 99.1

N E W S    R E L E A S E

	UnitedHealth Group	Fiserv, Inc.

Investor Contacts:	John Penshorn	David Banks
	952-936-7214	262-879-5055
david.banks@fiserv.com
Brett Manderfeld
952-936-7216

Media:	Don Nathan	Lori Stafford
	952-936-1885	262-879-5130
lori.stafford@fiserv.com

(For Immediate Release)

UNITEDHEALTHCARE COMPLETES ACQUISITION OF FISERV’S

HEALTH-RELATED BUSINESSES

Minneapolis, Minnesota and Brookfield, Wisconsin (January 10, 2008) – UnitedHealthcare, a UnitedHealth Group (NYSE: UNH) company, and Fiserv, Inc. (NASDAQ: FISV) announced today that they have completed the sale of substantially all of Fiserv’s health-related businesses to UnitedHealthcare. The transaction includes Fiserv Health, a leading administrator of medical benefits, Avidyn Health, a care facilitation business, and the Fiserv Health Specialty Solutions businesses. Fiserv Health’s Pharmacy Benefits Management business (PBM) Innoviant is also part of the transaction.

Ken Burdick, president and chief executive officer of UnitedHealthcare, said, “Fiserv Health brings dedicated resources and strong management expertise in serving customers seeking highly customized benefits packages. Their capabilities strengthen our offerings and enhance our flexibility in this important area of business.”

Jeffery Yabuki, president and chief executive officer of Fiserv, Inc., said, “UnitedHealthcare was the right partner for these businesses and their customers, and should provide enhanced opportunities for Fiserv Health employees.”

About UnitedHealth Group

UnitedHealth Group (NYSE: UNH) is a Fortune 50 diversified health and well-being company dedicated to making health care work better. Through its family of businesses, UnitedHealth Group serves more than 70 million individuals nationwide. Visit www.unitedhealthgroup.com for more information.

About UnitedHealthcare

UnitedHealthcare (www.unitedhealthcare.com) provides a full spectrum of consumer-oriented health benefit plans and services. The company organizes access to quality, affordable health care services on behalf of more than 26 million individual consumers, contracting directly with more than 550,000 physicians and care professionals and 4,800 hospitals nationwide to offer consumers broad, convenient access to services nationwide. UnitedHealthcare is one of the businesses of UnitedHealth Group.

About Fiserv, Inc.

Fiserv, Inc. (NASDAQ: FISV), a Fortune 500 company, provides information management and electronic commerce systems and services to the financial and insurance industries. Leading services include transaction processing, outsourcing, electronic bill payment and presentment, investment management solutions, business process outsourcing (BPO), software and systems solutions. Headquartered in Brookfield, Wis., the company serves more than 21,000 clients worldwide and is the leading provider of core processing solutions for U.S. banks, credit unions and thrifts. Fiserv was ranked the largest provider of information technology services to the financial services industry worldwide in the 2004, 2005 and 2006 FinTech 100 surveys. In 2007, the company completed the acquisition of CheckFree, a leading provider of electronic commerce services. Fiserv and CheckFree had more than $4.5 billion in combined pro forma total revenue for 2006. For more information, please visit www.fiserv.com.

FISV-G

Forward-Looking Statements

This news release may contain statements, estimates, projections, guidance or outlook that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “will” and similar expressions, identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions, trends and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors. These forward-looking statements involve risks and uncertainties that may cause UnitedHealth Group’s actual results to differ materially from the results discussed in the forward-looking statements. Some factors that could cause results to differ materially from the forward-looking statements include: the potential consequences of the findings announced on October 15, 2006 of the investigation by an

Independent Committee of directors of our historic stock option practices; the consequences of the restatement of our previous financial statements, related governmental reviews, including a formal investigation by the Securities and Exchange Commission, and review by the Internal Revenue Service, U.S. Congressional committees, U.S. Attorney for the Southern District of New York and Minnesota Attorney General, a related review by the Special Litigation Committee of the Company, and related shareholder derivative actions, shareholder demands and purported securities and Employee Retirement Income Security Act class actions, the resolution of matters currently subject to an injunction issued by the United States District Court for the District of Minnesota, a purported notice of acceleration with respect to certain of the Company’s debt securities based upon an alleged event of default under the indenture governing such securities, and recent management and director changes, and the potential impact of each of these matters on our business, credit ratings and debt; increases in health care costs that are higher than we anticipated in establishing our premium rates, including increased consumption of or costs of medical services; heightened competition as a result of new entrants into our market, and consolidation of health care companies and suppliers; events that may negatively affect our contract with AARP; uncertainties regarding changes in Medicare, including coordination of information systems and accuracy of certain assumptions; funding risks with respect to revenues received from Medicare and Medicaid programs; failure to achieve business growth targets, including membership and enrollment; increases in costs and other liabilities associated with increased litigation, legislative activity and government regulation and review of our industry; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; regulatory and other risks associated with the pharmacy benefits management industry; failure to maintain effective and efficient information systems, which could result in the loss of existing customers, difficulties in attracting new customers, difficulties in determining medical costs estimates and appropriate pricing, customer and physician and health care provider disputes, regulatory violations, increases in operating costs, or other adverse consequences; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and intangible assets recorded for businesses that we acquire; potential noncompliance by our business associates with patient privacy data; misappropriation of our proprietary technology; failure to complete or receive anticipated benefits of acquisitions; and change in debt to total capital ratio that is lower or higher than we anticipated.

This list of important factors is not intended to be exhaustive. A further list and description of some of these risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

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